UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20459

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c) of the Securities Exchange Act of 1934

Check the appropriate box:

☒	Preliminary Information Statement
☐	Confidential, for use of the Commission Only (as permitted by Rule 14c-5(d)(2))
☐	Definitive Information Statement

iVoice, Inc.
(Name of Registrant as Specified In Charter)

Payment of Filing Fee (Check the appropriate box)

☐	No fee required

☒	Fee computed on table below per Exchange Act Rules 14c-5(g) and 0-11

	1)	Title of each class of securities to which transaction applies:
Class A Common Stock, no par value per share Series A Preferred Stock
	2)	Aggregate number of securities to which transaction applies:
153,500,000
	3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
$.0001, the average high and low price as of June 1, 2011.
	4)	Proposed maximum aggregate value of transaction: $15,350
	5)	Total fee paid: $3.07

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	1)	Amount Previously Paid:
	2)	Form, Schedule or Registration Statement No.:
	3)	Filing Party:
	4)	Date Filed:

iVoice, Inc.
750 Highway 34
Matawan, NJ 07747

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT
TO BE EFFECTIVE ON OR ABOUT AUGUST 5, 2011

This Notice of Shareholder Action by Written Consent and the accompanying Information Statement are being furnished to the shareholders of iVoice, Inc., a New Jersey corporation (“iVoice”, the “Company,” “we” or “us”), in connection with action taken by the holders (the “Required Shareholders”) of at least a majority of the aggregate of our Class A Common Stock (“Class A Common Stock”) and our voting Class B Common Stock (“Class B Common Stock”) (both the Class A Common Stock and Class B Common Stock hereinafter are collectively referred to as the “Voting Common Stock”) approving, by written consent dated May 24, 2011, the following:

1.
The Agreement and Plan of Merger is entered into as of March 9, 2011 and between iVoice, Inc. and Hydra Fuel Cell Corporation (“Hydra”), as amended, for the merger of Hydra into iVoice with iVoice being the surviving company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of the holders of over fifty percent (50%) of our Common Stock satisfies any applicable shareholder voting requirements under the New Jersey Business Corporation Act of the State of New Jersey (the “Corporation Law”), the Company’s Certificate of Incorporation and its By-laws, your vote or consent is not required to approve these matters.  Additionally, the shareholder action being taken pursuant to written consent as explained above does not require the Company to provide shareholders with appraisal rights or any other rights of dissenters to these actions under the Corporation Law.

This is not a notice of a meeting of shareholders and no shareholders’ meeting will be held to consider any matter described herein.

June 2, 2011

iVoice, Inc.
750 Highway 34
Matawan, NJ 07747

NOTICE OF SHAREHOLDER ACTION BY WRITTEN CONSENT
TO BE EFFECTIVE ON OR ABOUT AUGUST 5, 2011

This Notice of Shareholder Action by Written Consent and the accompanying Information Statement are being furnished to the shareholders of iVoice, Inc., a New Jersey corporation (“iVoice”, the “Company,” “we” or “us”), in connection with action taken by the holders (the “Required Shareholders”) of at least a majority of the aggregate of our Class A Common Stock (“Class A Common Stock”) and our voting Class B Common Stock (“Class B Common Stock”) (both the Class A Common Stock and Class B Common Stock hereinafter are collectively referred to as the “Voting Common Stock”) approving, by written consent dated May 24, 2011 the following:

1.
The Agreement and Plan of Merger is entered into as of March 9, 2011 and between iVoice, Inc. and Hydra Fuel Cell Corporation (“Hydra”), as amended, for the merger of Hydra into iVoice with iVoice being the surviving company.

WE ARE NOT ASKING YOU FOR A PROXY AND YOU ARE REQUESTED NOT TO SEND US A PROXY.

Because the written consent of the holders of over fifty percent (50%) of our Common Stock satisfies any applicable shareholder voting requirements under the New Jersey Business Corporation Act of the State of New Jersey (the “Corporation Law”), the Company’s Certificate of Incorporation and its By-laws, your vote or consent is not required to approve these matters.

This Information Statement is being provided pursuant to the requirements of Rule 14c-2 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), to holders of the Company’s Common Stock entitled to vote or give an authorization or consent in regard to the matters acted upon by written consent. This Information Statement also constitutes notice, pursuant to Section 14A:5-6 of the Corporation Law, of the taking of corporate action without a meeting by less than unanimous written consent of the Company’s shareholders

This Information Statement is being made available to shareholders on the Internet pursuant to Rule 14a-16 of the Exchange Act and will be mailed only to shareholders requesting it pursuant to Rule 14a-16(j).  We anticipate that the shareholder action with written consent will be effective on August 5, 2011, the date that is at least forty (40) calendar days after the Notice of Internet Availability of Information Statement Materials is first sent to shareholders.

The entire cost of publishing and furnishing this Information Statement will be borne by the Company.

Voting and Vote Required

We are not seeking consent, authorizations or proxies from you. Section 14A:5-6 of the Corporation Law provides that, unless otherwise provided in the certificate of incorporation, action required or permitted to be taken at a meeting of shareholders may be taken without a meeting and without a vote if the action is taken by holders of outstanding stock having not less than the minimum number of votes that would have been necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted

By Order of the Board of Directors
Jerome Mahoney
President and
Chief Executive Officer
Matawan, New Jersey
June 2, 2011

ACTIONS TAKEN BY WRITTEN CONSENT OF SHAREHOLDERS

The following actions were approved by written consent of the Required Shareholders based upon the unanimous recommendation of our board of directors:

ACTION 1
MERGER OF HYDRA FUEL CELL CORPORATION INTO IVOICE, INC.

On March 9, 2011, the Board of Directors through unanimous written consent, approved the Agreement and Plan of Merger dated March 9, 2011 (the “Agreement”) by and between iVoice, Inc. and Hydra Fuel Cell Corporation (“Hydra”) and authorized the management of the Company to enter into the Agreement with Hydra.  The text of Agreement is attached herein as Attachment A.

On May 24, 2011, at least a majority of the aggregate of our shareholders holding a majority of the outstanding Class A Common Stock and Class B Common Stock executed a Written Consent of Shareholders in Lieu of Meeting pursuant to pursuant to Section 14A:5-6 of the New Jersey Business Corporation Act of the State of New Jersey (the “Corporation Law”).

Hydra is a wholly owned subsidiary of American Security Resources Corporation.   Under the terms of the Agreement, Hydra will merge into iVoice with iVoice being the surviving company.  All of the common stock of Hydra will be exchanged for 1 million shares of iVoice Series A Preferred Stock with each such share having super-voting rights equal to 10,000 votes for every one vote granted to iVoice Class A Common Stock and each such share being convertible, at the holder's option, into 153.5 shares of Class A Common Stock.  Based upon the present number of iVoice Class A Common Stock shares outstanding, 6,265,563,493 shares, the Hydra shareholders will hold 61.48% of the voting shares of iVoice.  Based upon the present number of iVoice Class A Common Stock shares outstanding on the date hereof, 6,265,563,493 shares, the Hydra shareholders would hold 2.4% of the total outstanding Class A Common Stock shares should all of the iVoice Series A Preferred Stock be converted into Class A Common Stock shares.

The closing for this contemplated transaction is expected upon:  (i) completion of due diligence, (ii) the approval of this transaction by the Hydra and iVoice shareholders, (iii) certain specific conditions as set forth in the Agreement  and (iv) the following other conditions and events:

(a)
 five business days prior to the Closing Date, Hydra will deliver to iVoice the audited balance sheet of Hydra as of December 31, 2010 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended.

(b)	satisfaction of all required filings by iVoice or the lapse of time pursuant to the Exchange Act and the Corporation Law.
(c)

Business of Hydra

Hydra Fuel Cell Corporation has its headquarters at 1800 NW 169th Place, Suite C700, Beaverton, OR 97006.  Hydra is a wholly subsidiary of American Security Resources with executive offices located at: 19 Briar Hollow Lane, Suite 125, Houston, TX 77027.

Hydra has developed a highly efficient, mass producible hydrogen fuel cell, the HydraStax®, which has advanced the state-of-the-art of hydrogen fuel cell electric generators. The HydraStax® is currently in the certification process with Canadian Safety Association International.   For further information, please refer to the Hydra website at:  http://www.hydrafuelcell.com

iVoice has not independently verified and/or confirmed the information contained on the Hydra website and cannot be held responsible for its accuracy.  The shareholder reading this Information Statement must independently verify the information displayed on the Hydra website.

Hydra Financial Statements

The independent registered public accountants of Hydra (the “Accountants”) have provided iVoice with a Comfort Letter which satisfied the Company’s concerns that:
1.
No material modifications are required for the financial statements to comply in all material aspects with the Securities Exchange Act of 1934, as amended and the related rules and related regulations promulgated by the Securities and Exchange Commission.

2.
As of September 30, 2010, there were no significant changes in the financial position of Hydra from the unaudited financial statements since December 31, 2009 which were consolidated into the audited financial statements of Hydra’s parent, American Security Resources Corporation.

The Accountants did note that Hydra’s parent, American Security Resources Corporation, has multiple convertible debentures outstanding with two investment entities aggregating $680,000 as of December 31, 2010, all of which contain a clause in the event of a merger or sale of Hydra, or substantially all the assets of Hydra, all outstanding amounts due under the debentures will be assumed by the party or parties receiving the shares or assets of Hydra.

Set forth below are the unaudited financial statements of Hydra for the nine month period ended September 30, 2010:

ASSETS

Current Assets
Petty Cash	181.05
BOA-Hydra Operating	18,663.06
Prepaid Rent & Security Deposit	3,815.00

Total Current Assets	22,659.11

Property and Equipment
Furniture & Office Equipment	3,268.51
Computer Equipment	12,754.83
Equipment-Shop	119,382.75
Accum. Depreciation Furniture	(2,383.30)
Accum. Depreciation Equipment	(112,294.81)

Total Property and Equipment	20,727.98

Other Assets

Total Other Assets	0.00

Total Assets	43,387.09

LIABILITIES AND CAPITAL

Current Liabilities
Accounts Payable-Trade	278,287.51
BofA Line of Credit	33,002.61
BOA Credit Card Payable	8,576.86
Accrued Contract Labor	177,203.50

Total Current Liabilities	497,070.48

Long-Term Liabilities

Total Long-Term Liabilities	0.00

Total Liabilities	497,070.48

Capital
Additional Paid In Capital	785,000.00
Retained Earnings	(5,407,431.49)
Intercompany - ARSC	5,250,130.68
Intercompany - AHC	(39,419.32)
Net Income	(1,041,963.26)

Total Capital	(453,683.39)

Total Liabilities & Capital	43,387.09

Year to Date
Revenues

Total Revenues	0.00

Cost of Sales

Total Cost of Sales	0.00

Gross Profit	0.00

Expenses
Bank Service Charges	239.60
Depreciation Expense	14,416.35
Materials and supplies	3,169.00
Insurance	817.00
Property taxes	1,387.83
Payroll	0.00
Contract Labor	279,911.38
Postage and Shipping	122.87
Professional Fees: Legal	499,587.17
Professional Fees Legal-Patent	178,959.56
Rent	48,527.50
Repairs and Maintenance	89.86
Repairs and Maintenance-Comp	50.00
Telephone and Fax	3,042.14
Travel & Entertainment: Meals	5,100.00
Travel & Entertainment: Travel	500.00
Utilities	2,838.25

Total Expenses	1,038,758.51

Other Income/Expenses
Other Expenses	0.00
Interest Expense	3,204.75

Total Other Income/Exp	3,204.75

Net Income	(1,041,963.26)

Year to Date

Cash Flows from operating activities
Net Income	(363,416.53)
Adjustments to reconcile net
income to net cash provided
by operating activities
Accum. Depreciation Furniture	9,612.00
Accum. Depreciation Equipment	23,933.63
Accounts Payable-Trade	240,689.05
BofA Line of Credit	(9,605.76)
BOA Credit Card Payable	(8,401.21)
Accrued Contract Labor	8,523.32

Total Adjustments	264,751.03

Net Cash provided by Operations	(98,665.50)

Cash Flows from investing activities
Used For

Net cash used in investing	0.00

Cash Flows from financing activities
Proceeds From
Intercompany - ARSC	7,791.00
Stock Issued to Hydra Contractors	279,911.98
Used For
Intercompany - ARSC	779,190.79

Net cash used in financing	812,627.82

Net increase <decrease> in cash	713,962.32

Summary
Cash Balance at End of Period	18,844.11
Cash Balance at Beg of Period	(2,557.80)

Net Increase <Decrease> in Cash	16,286.31

iVoice Directors and Executive Officers

Name	Age	Serving Since	Position
Jerome R. Mahoney	51	2004	President and Chief Executive Officer
Frank V. Esser	71	2005	Director

Jerome R. Mahoney. Mr. Mahoney has served as iVoice’s President, Chief Executive Officer and Secretary since August 30, 2006.  Mr. Mahoney formerly served as iVoice’s Non-Executive Chairman of the Board.  He has been a director of iVoice since May 21, 1999.  Mr. Mahoney was Chairman of the Board of Trey Resources, Inc. and director of Trey Resources from January 1, 2002 until May 6, 2009.   He was also the Non-Executive Chairman of the Board of SpeechSwitch, Inc. and was a director of SpeechSwitch from August 2004 until January 2008.  He was also the Non-Executive Chairman of the Board of Deep Field Technologies, Inc. through February 13, 2007 and had been a director of Deep Field Technologies from August 2004 through February 2007.

Frank V. Esser.  Mr. Esser has served as a director of the Company since June 2005.  He has also been a director of iVoice, Inc. since February 2004.  In 1998, Mr. Esser accepted the position of Senior Associate at Beacon Consulting Associates, adding the title of Vice President in 1999, and has been working in such capacities ever since.  Mr. Esser holds a BA degree from Baruch College of the City University of New York and is a Certified Public Accountant in New York State.

AUDIT COMMITTEE

The Audit Committee currently consists of Messrs. Esser and Mahoney, with Mr. Esser serving as the Chairman of the Committee. Mr. Esser is an independent member of the Board of Directors and may be deemed a financial expert as defined in §228.401(e) of the regulations promulgated by the SEC pursuant to the Securities Exchange Act of 1934, as amended. Management is responsible for the Company's internal controls and the financial reporting process. The independent auditors are responsible for performing an independent audit of the Company's consolidated financial statements in accordance with generally accepted accounting principles and to issue a report thereon and as to management's assessment of the effectiveness of internal controls over financial reporting. The Audit Committee's responsibility is to monitor and oversee these processes, although the members of the Audit Committee are not engaged in the practice of auditing or accounting. The Audit Committee had one meeting in 2010 and both members were present. The Board of Directors approved an Audit Committee Charter on March 30, 2006. As of this date, the Audit Committee operates pursuant to this Audit Committee Charter.

CORPORATE GOVERNANCE

Director Independence

iVoice’s board of directors consists of Jerome R. Mahoney and Frank V. Esser.    Mr. Esser is an “independent director” as such term is defined in Section 4200(a)(15) of the NASDAQ Marketplace Rules.

Audit Committee

iVoice’s audit committee currently consists of Messrs. Esser and Mahoney.  Mr. Esser is an independent member of the audit committee under the independence standards set forth in Section 4350(d)(2) of the NASDAQ Marketplace Rules.  Mr. Mahoney is not an independent member of the audit committee.

Nominating Committee

The Company does not have a standing nominating committee or a committee performing similar functions, as the Board of Directors consists of only two members.  Due to the Company’s size, it finds it difficult to attract individuals who would be willing to accept membership on the Company’s Board of Directors.  Therefore, with only two members of the Board of Directors, the full Board of Directors would participate in nominating candidates to the Board of Directors.  The Company did not have an annual meeting of shareholders in the past fiscal year.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

No person who was a director, officer, beneficial owner of more than ten percent of any class of equity securities of the Registrant registered pursuant to section 12 (“Reporting Person”) failed to file on a timely basis the necessary reports, on Forms 3, 4, or 5, as required by section 16(a) of the Exchange Act during the most recent fiscal year.

Code of Ethics

The Board of Directors adopted a Code of Ethics for its chief executive officer and chief financial officer. The Code of Ethics will be provided to any person without charge, upon request. Requests should be directed to the Investor Relations Department at the Company's corporate headquarters.

Compensation of Directors

The following table sets forth compensation information for services rendered by our directors during the last completed fiscal year.  The following information includes the dollar value of fees earned or paid in cash and certain other compensation, if any, whether paid or deferred.  Our directors did not receive any bonus, stock awards, option awards, non-equity incentive plan compensation, or nonqualified deferred compensation earnings during the last completed fiscal year.

Director Compensation

Name	Fees Earned or Paid in Cash ($)		All Other Compensation ($)	Total Compensation ($)

Frank V. Esser(1)	$12,000	(2)	$-0-	$12,000

(1) Mr. Esser has been serving as our outside director since June 2005 at a fee of $12,000 per year.
(2) Mr. Esser has received no cash compensation during this period.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters

The following tables set forth certain information regarding the beneficial ownership of our voting securities as of May 27, 2011 of (i) each person known to us to beneficially own more than 5% of the applicable class of voting securities, (ii) our directors, (iii) and each named executive officer and (iv) all directors and executive officers as a group.  As of May 27, 2011, a total of 6,265,563,493 shares of Class A common stock outstanding and 757,292 shares of our Class B common stock were outstanding.  Each share of Class A common stock is entitled to one vote on matters on which holders of common stock are eligible to vote.  Each share of the Class B Common Stock shall be entitled on each matter to cast the number of votes equal to the number of Class A Common Stock Shares that would be issued upon the conversion of the Class B Common Stock Shares held by that holder, had all of the outstanding Class B Common Stock Shares held by that holder been converted on the record date used for purposes of determining which shareholders would vote in such an election. The column entitled “Percentage of Total Voting Stock” shows the percentage of total voting stock beneficially owned by each listed party.

Ownership of Common Stock

		Common Stock
		Beneficially Owned
Name/Address	Title of Class	Number		Percent

Jerome R. Mahoney	Class A Common Stock	27,654,253,809	(1)	82.2
c/o iVoice, Inc.	Class B Common Stock	662,573	(2)	87.5
750 Highway 34
Matawan, NJ 07747

Frank V. Esser	Class A Common Stock	579,919,201	(3)	2.0
c/o iVoice, Inc.	Class B Common Stock	11,250		1.5
750 Highway 34
Matawan, NJ 07747

YA Global Investments LP	Class A Common Stock	4,428,205,128	(4)	41.43
101 Hudson Street
Suite 3700
Jersey City, NJ 07302

Directors and Executive
Officers as a group	Class A Common Stock	28,234,173,010		82.7
	Class B Common Stock	673,823		89.0

(1) Includes (i) 1,151,333,809 shares of our Class A common stock held by Mr. Mahoney and his minor aged children and (ii) 26,502,920,000 shares of our Class A common stock issuable upon repayment of accrued interest and deferred compensation. Mr. Mahoney may, at any time, convert amounts owed to him into (i) one share of our Class B common stock for each dollar owed, (ii) the number of shares of our Class A common stock calculated by dividing (x) the sum of the amount being prepaid by (y) 50% of the lowest issue price of shares of our Class A common stock since the first advance of funds under such note, or (iii) payment of the principal of the note, before any repayment of interest. At May 27, 2011, the total balance owed to Mr. Mahoney was $662,573, convertible into 662,573 shares of our Class B common stock, or 26,502,920,000 shares of our Class A common stock.

(2) At May 27, 2011, the total balance owed to Mr. Mahoney was $662,573, convertible into 662,573 shares of our Class B common stock.

(3) Includes 11,250 Class B Common Stock shares convertible into 450,000,000 Class A common stock shares.

(4) Includes 4,428,208,128 shares of our Class A common stock issuable upon conversion of $518,100 principal balance on the YA Global Convertible Debentures. Pursuant to the terms of the YA Global Convertible Debentures, YA Global may, at any time, convert outstanding principal and accrued interest, in whole or in part, into a number of shares of our Class A Common Stock equal to the quotient obtained by dividing (x) the outstanding amount of the YA Global Debentures to be converted by (y) 90% of the lowest closing bid price of our shares of Class A Common Stock during the three (3) trading days immediately preceding the conversion date.

EQUITY COMPENSATION PLAN INFORMATION

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders	0	N/A	385,576,691

Equity compensation plans not approved by security holders	0	N/A	390,576,691
Total	0	N/A	776,153,382

EXECUTIVE COMPENSATION

The following table sets forth compensation information for services rendered by certain of our executive officers in all capacities during the last three completed fiscal years. The following information includes the dollar value of base salaries, bonus awards, the number of stock options granted, and certain other compensation, if any, whether paid or deferred.

Summary Compensation Table

Name and Position(s)	Year	Salary($)	Stock Awards	All other Compensation (1)	Total Compensation

Jerome R. Mahoney(1)
President, Chief Executive	2010	$463,827	$0	$866	$464,693
Officer and Director	2009	$421,661	$0	$866	$422,527
	2008	$383,328	$0	$866	$384,194

(1) Represents $866 in life insurance premiums paid on behalf of Mr. Mahoney for the years ended December 31, 2010, 2009 and 2008.

Aggregate Option/SAR Exercises in Last Fiscal Year and FY-End Option/SAR Values

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARs at FY-End (#) Exercisable/Unexercisable	Value of Unexercised In-the-Money Options/SARs at FY-End ($) Exercisable/Unexercisable

None	0	0	0	0 / 0

Stock Option Grants

The Company did not issue any stock options for the years ended December 31, 2008 and 2007

Employment Contracts

On May 1, 1999, the Company entered into a five-year employment agreement with its majority stockholder (the "Executive"). He will serve as the Company's Chairman of the Board and Chief Executive Officer for a term of five years. As consideration, the Company agrees to pay the Executive a sum of $180,000 the first year with a 10% increase every year thereafter.  The employment agreement with Mr. Mahoney provides for a severance payment to him of three hundred percent (300%), less $100, of his average annual amount actually paid by the Company or any parent or subsidiary of the Company to the Executive and included in the Executive's gross income for services rendered in each of the five prior calendar years (or shorter period during which the Executive shall have been employed by the Company) should his employment be terminated following a Change in Control, as defined in the agreement.

On November 15, 2004, the Company amended the employment agreement with Jerome Mahoney and extended the term for an additional five-year period commencing on May 1, 2004. He will serve as the Company's Chairman of the Board, President and Chief Executive Officer for a term of five years. As consideration, the Company agrees to pay Mr. Mahoney a sum of $270,000 the first year with a 10% increase every year thereafter.

On March 9, 2009, the Company amended the employment agreement with Jerome Mahoney and extended the term until April 30, 2016. He will continue to serve as the Company's Chairman of the Board, President and Chief Executive Officer during this term. All of other terms of this Agreement shall remain if full force and effect and shall remain unchanged. Mr. Mahoney’s base salary for the current fiscal year was $421,661 with a substantial portion remaining as deferred compensation.

 Attachment A

Agreement and Plan of Merger

This Agreement and Plan of Merger is entered into as of March 9, 2011 and between iVoice, Inc. (“IVOI”), and Hydra Fuel Cell Corporation (“HYDRA”);

This Agreement contemplates a tax-free merger of HYDRA with and into IVOI in a reorganization pursuant to Section 368(a)(1)(A) of the Internal Revenue Code, in which the sole shareholder of HYDRA will receive 1,000,000 Shares of Preferred Stock in IVOI in exchange for its shares in HYDRA, as set forth below.

Now, therefore, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties agree as follows.

1.             Definitions. As used herein, the following terms shall have the following meanings:

"HYDRA Share" means a share of the Common Stock, $.001 par value, of HYDRA.

"HYDRA Shareholder" or "ASRC" means American Security Resources Corporation.

“HYDRA Business” means the business in which HYDRA is engaged on the date hereof.

“Action” or “Actions” shall mean any litigation, suits, actions, causes of actions, and proceedings or investigations, collectively.

"Certificate of Merger" has the meaning set forth in Section 2(c) below.

"IVOI Common Share" means any share of Class A Common Stock of IVOI.

"IVOI Preferred Share” means any share of the Series A Preferred Stock of IVOI, each such share having super-voting rights equal to 10,000 votes for every one vote granted to IVOI Class A Common Stock, and each such share being convertible at the holder's option into 153.5 shares of Class A Common Stock.

"Closing" has the meaning set forth in Section 2(b) below.

"Closing Date" has the meaning set forth in Section 2(b) below.

"Confidential Information" means any information concerning the businesses and affairs of a party that is not already generally available to the public.

"Effective Time" has the meaning set forth in Section 2(d) (i) below.

“Environmental Laws” shall mean any federal, state and local environmental laws, rules, regulations, standards and requirements, including, without limitation, those respecting hazardous materials and substances (including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. sec. 9601, et. seq.; the Resource Conservation and Recovery Act, as amended, 42 U.S.C. sec. 6901. et. seq.; the Federal Water Pollution Control Act, as amended, 33 U.S.C sec. 1251, et. seq.; the Toxic Substances Control Act, as amended, 15 U.S.C. sec. 9601, et. seq.; the Emergency Planning and Community Right to Know Act, 42 U.S.C. sec. 11001, et. seq.; the Safe Drinking Water Act, 42 U.S.C. sec. 300f, et. seq.; the Solid Waste Disposal Act, as amended; and all comparable state and local laws; and any common law (including without limitation common law that may impose strict liability) that may impose liability or obligations for injuries or damages to, or threatened as a result of, the present of or exposure to any hazardous materials or substances).

“ERISA” shall mean the Employee Retirement Income Security Act of 1974 or any successor law, and regulations and rules issued pursuant to that Act or any successor law.

"GAAP" means United States generally accepted accounting principles as in effect from time to time.

“Governmental Body” shall mean any:

(a) nation, state, county, city, town, village, district, or other jurisdiction of any nature;

(b) federal, state, local, municipal, foreign, or other government;

(c) governmental or quasi-governmental authority of any nature (including any governmental agency, branch, department, official, or entity and any court or other tribunal);

(d) multi-national organization or body; or
body exercising, or entitled to exercise, any administrative, executive

"IRS" means the Internal Revenue Service.

"Knowledge" means actual knowledge, after reasonable investigation.

"Merger" has the meaning set forth in Section 2(a) below.

"Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

“Permit” or “Permits” shall mean any licenses, permits, authorizations, approvals, consents, franchises and orders required for the conduct and operation of business as presently conducted.

"Person" means an individual, a partnership, a corporation, an association, a joint stock company, a trust, a joint venture, an unincorporated organization, or a governmental entity (or any department, agency, or political subdivision thereof).

"Requisite IVOI Shareholder Approval" means the affirmative vote of the holders of a majority of IVOI Shares in favor of this Agreement and the Merger.

"Requisite HYDRA Shareholder Approval" means the approval by resolution of the Board of Directors of ASRC in favor of this Agreement and the Merger.

"SEC" means the Securities and Exchange Commission.

"Securities Act" means the Securities Act of 1933, as amended.

"Securities Exchange Act" means the Securities Exchange Act of 1934, as amended.

"Security Interest" means any mortgage, pledge, lien, encumbrance, charge, or other security interest, other than (a) mechanic's and similar liens, (b) liens for taxes not yet due and payable or for taxes that the taxpayer is contesting in good faith through appropriate proceedings, (c) purchase money liens and liens securing rental payments under capital lease arrangements, and (d) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

"Subsidiary" means any corporation with respect to which a specified Person (or a Subsidiary thereof) owns a majority of the common stock or has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

"Surviving Corporation" has the meaning set forth in Section 2(a) below.

2.             Basic Transaction.

(a) The Merger. On and subject to the terms and conditions of this Agreement, HYDRA will merge with and into IVOI (the "Merger") at the Effective Time. IVOI shall be the corporation surviving the Merger (the "Surviving Corporation").  The Surviving Corporation shall possess all of the rights, privileges and immunities of HYDRA and shall become responsible for all of the liabilities and obligations of HYDRA, whether written or implied in law, including without limitation all liabilities and obligations approved by the Board of Directors of HYDRA, or resulting from the approval of actions by the Board or Directors of HYDRA, prior to the Effective Time.

(b) The Closing .The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on or before March 31, 2011 at the offices of Meritz & Muenz LLP, 2021 O Street NW, Washington, D.C., 20036 commencing at 11:00 a.m., local time on the second business day following the satisfaction or waiver of all conditions to the obligations of the parties to consummate the transactions contemplated hereby (other than conditions with respect to actions the respective parties will take at the Closing itself) or such other date as the parties may mutually determine (the "Closing Date").

(c) Actions at the Closing. At the Closing, (i) HYDRA will deliver to IVOI the various certificates, instruments, and documents referred to in Section 6(a) below, (ii) IVOI will deliver to HYDRA the various certificates, instruments, and documents referred to in Section 6(b) below, and (iii) IVOI and HYDRA will file with the Secretary of State of the State of New Jersey a Certificate of Merger in the form attached hereto as Exhibit A (the "Certificate of Merger").

(d) Effect of Merger.

(i) General. The Merger shall become effective at the time (the "Effective Time") IVOI and HYDRA file a Certificate of Merger with the Secretary of State of the State of New Jersey. The Surviving Corporation may, at any time after the Effective Time, take any action (including executing and delivering any document) in the name and on behalf of either IVOI or HYDRA in order to carry out and effectuate the transactions contemplated by this Agreement.

(ii) Certificate of Incorporation. The Certificate of Incorporation of IVOI shall be the Certificate of Incorporation of the Surviving Corporation.

(iii) Bylaws. The Bylaws of IVOI shall be the Bylaws of the Surviving Corporation.

(iv) Directors and Officers. The initial Board of Directors and Officers of the Surviving Corporation shall be:  Frank Neukomm, Chairman of the Board and CEO; Robert C. Farr, President, COO, and Director, James Twedt, Executive Vice President and Director

(v) Exchange of HYDRA Shares. At and as of the Effective Time, all HYDRA Shares shall be exchanged for 1,000,000 IVOI Series A Preferred Stock with the terms and subject to the designations, preferences and rights as set forth in the Amendment to the Certificate of Incorporation to be filed by IVOI with the State of New Jersey in substantially the form as attached hereto as Exhibit B.  After such exchange, no HYDRA Share shall be deemed to be outstanding.

 (vi) IVOI Common Shares. Each IVOI Common Share issued and outstanding at and as of the Effective Time will remain issued and outstanding.

3.             Representations and Warranties of HYDRA. HYDRA represents and warrants to IVOI that the statements contained in this Section 3 are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 3).

(a) Organization, Qualification, and Corporate Power. HYDRA is a corporation having its main offices at 1800 NW 169th Place, Suite C700, Beaverton, Oregon, and duly organized, validly existing, and in good standing under the laws of the State of Nevada.  HYDRA is duly authorized to conduct business and is in good standing under the laws of each jurisdiction where such qualification is required, except where the lack of such qualification would not have a material adverse effect on the financial condition of HYDRA or on the ability of the parties to consummate the transactions contemplated by this Agreement. HYDRA has full corporate power and authority to carry on the businesses in which it is engaged and to own and use the properties owned and used by it.

(b) Capitalization. The entire authorized capital stock of HYDRA consists of 100,000,000 authorized shares of Common Stock (collectively, the “HYDRA Shares”), all of which are held and wholly-owned by ASRC, and none of which have been issued to anyone other than ASRC. There are no outstanding or authorized options, warrants, purchase rights, subscription rights, conversion rights, exchange rights, or other contracts or commitments that could require HYDRA to issue, sell, or otherwise cause to become outstanding any of its capital stock. There are no outstanding or authorized stock appreciation, phantom stock, profit participation, or similar rights with respect to HYDRA.  All issued and outstanding shares of HYDRA Stock have been duly authorized and validly issued, are fully paid and nonassessable, are not subject to any right of rescission and have been offered, issued, sold and delivered by HYDRA in compliance with all requirements of applicable laws.

(c) Authorization of Transaction. HYDRA has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder. This Agreement constitutes the valid and legally binding obligation of HYDRA, enforceable in accordance with its terms and conditions.

(d) Noncontravention. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which any of HYDRA is subject or any provision of the charter or bylaws of HYDRA or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which any of HYDRA is a party or by which it is bound or to which any of its assets is subject (or result in the imposition of any Security Interest upon any of its assets). To the Knowledge of HYDRA, other than in connection with the provisions of the Nevada Code, HYDRA does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

(e) Financial Statements.  HYDRA will deliver to IVOI:  (i) on the date hereof, the unaudited balance sheet of HYDRA as of September 30, 2010 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the “Unaudited 2010 HYDRA Financial Statements”, (ii) on the date hereof, a comfort letter from HYDRA’s independent registered public accounting firm confirming that the Unaudited 2010 HYDRA Financial Statements follow GAAP and that no significant changes have occurred since the last unaudited financial statements dated December 31, 2009 were prepared that have been consolidated into the audited financial statements of HYDRA’s parent, American Security Resources Corporation, (iii) five business days prior to the Closing Date, HYDRA will deliver to IVOI the audited balance sheet of HYDRA as of December 31, 2010 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the “Audited 2010 HYDRA Financial Statements”) (all such financial statements, including the Audited 2010 HYDRA Financial Statements, the Unaudited 2010 HYDRA Financial Statements, are hereinafter collectively referred to as the “HYDRA Financial Statements”).  The HYDRA Financial Statements: (i) were compiled from the books and records of HYDRA regularly maintained by management and used to prepare the financial statements of HYDRA, (ii) were prepared in accordance with GAAP consistently applied throughout the period then ended and all periods prior to that period; and (iii) present fairly and accurately the financial condition of HYDRA for the period or as of the dates thereof, subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with GAAP consistently applied during the period covered.

(f) Absence of Certain Changes.  Except as set forth on Schedule 3(f), since December 31, 2010, HYDRA has conducted the HYDRA Business only in the ordinary course and consistent with prior practices and has not:
(i) suffered any material adverse change in its condition (financial or otherwise), results of operations, assets, liabilities, reserves, the HYDRA Business, or operations;
(ii) suffered any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the HYDRA Business, operations, assets, or condition (financial or otherwise);
(iii) paid, discharged or satisfied any Liability or other expenses, other than the payment, discharge or satisfaction of the Liabilities described in Section 3(g) at the time the same were due and payable and in the ordinary course of business;
(iv) paid or otherwise made any contribution to any profit-sharing or pension plan or other Employee Benefit Plan (as defined in Section 3(p) below);
(v) mortgaged or pledged, or permitted the imposition of any Lien upon, any of its properties or assets (real, personal or mixed, tangible or intangible), other than those incurred in the ordinary course of business or otherwise listed on Schedule 3(f) hereto;
(vi) cancelled or compromised any debts, or waived or permitted to lapse any material claims or rights, or sold, assigned, transferred or otherwise disposed of, other than in the ordinary course, any of its properties or assets (real, personal or mixed, tangible or intangible);
(vii) disposed of or permitted to lapse any rights to the use of any patent, registered trademark, service mark, trade name or copyright, or disposed of or disclosed to any person any trade secret, formula, process or know-how material to the HYDRA Business not theretofore a matter of public knowledge;
(viii) except as disclosed on Schedule 3(f), granted any increase in the compensation of any officer, employee or consultant of HYDRA (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer, employee or consultant;
(ix) made any change in any method of accounting or accounting practice (including, without limitation, any change in depreciation or amortization policies or rates);
(x) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, employees, shareholders, or any family member or Affiliate of any of its officers, directors, employees or shareholders, or any officer, director, employee or shareholder of any such Affiliate;
(xi) declared, set aside, paid or made any dividend or other distribution or payment in respect of the capital stock of HYDRA, or any direct or indirect redemption, purchase or other acquisition of any of its shares of capital stock;
(xii) knowingly waived or released any right or claim of HYDRA;
(xiii) received a commencement notice or, to the knowledge of HYDRA, received any threat of commencement, of any civil or criminal litigation, investigation or proceeding against HYDRA;
(xiv) experienced any labor trouble or, to the knowledge of HYDRA, received any claim of wrongful discharge or worker’s compensation claim;
(xv) agreed, whether in writing or otherwise, to take any action referred to in and prohibited by this Section 3(f); or
(xvi) become aware of any other event or condition that has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, reserves, the HYDRA Business, the HYDRA Intellectual Property (as defined below) or the operations of HYDRA.

(g) Undisclosed Liabilities. HYDRA has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of December 31, 2010 and (ii) liabilities which have arisen after December 31, 2010 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(h) Disclosure.  This Section 3 does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein, in the light of the circumstances under which they will be made, not misleading;

(i) Subsidiaries.  Except as set forth in Schedule 3(i), HYDRA does not have any subsidiaries or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity.

(j) Consents and Approvals.  Except as set forth on Schedule 3(j) hereto, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be made or obtained by HYDRA in connection with the execution, delivery or performance of this Agreement.

(k) Litigation.  There are no Actions to which HYDRA is a party, including, without limitation, Actions for personal injury, products liability, wrongful death or other tortious conduct, or breach of warranty arising from or relating to materials, commodities, products or goods used, transferred, processed, manufactured, sold, distributed or shipped by HYDRA (a) involving or relating to HYDRA or any of its assets, properties or rights, or (b) pending, or, to HYDRA’s knowledge, threatened, against HYDRA, or any of their respective assets, properties or rights, before any court, arbitrator or administrative or Governmental Body which, if adversely resolved, would have a material adverse effect on the HYDRA Business.

(l) Taxes and Tax Returns.  All of the tax returns and reports of HYDRA required by applicable law to be filed prior to the date hereof have been duly filed and all taxes shown as due thereon have been paid.  There are in effect no waivers of the applicable statutes of limitations for any federal, state, local or foreign taxes for any period.  No liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes is pending, and there is no proposed liability for any such taxes to be imposed upon the properties or assets of HYDRA.  HYDRA does not have any liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes, assessments, amounts, interest or penalties of any nature whatsoever other than as shown on the December 31, 2010 HYDRA Financial Statements and there is no basis for any additional claim or assessment other than with respect to liabilities for taxes which may have accrued since the date of the December 31, 2010 HYDRA Financial Statements in the ordinary course of business and reserved against on the books and records of HYDRA compiled in accordance with generally accepted accounting principles which have been consistently applied to the Closing Date.  The provisions for taxes reflected in the December 31, 2010 HYDRA Financial Statements are adequate for federal, state, county and local taxes for the period ended on December 31, 2010 and for all prior periods, whether disputed or undisputed.  There are no present disputes about taxes of any nature payable by HYDRA.  HYDRA has never filed, and will not file on or before the Closing Date, any consent under Section 341(f) of the Code.  HYDRA’s tax returns have never been audited by any taxation authority.

(m) Leases.  Schedule 3(m) contains a true and complete list of:
(i) all leases pursuant to which HYDRA leases or subleases any real property interests, whether as lessor, lessee, sublessor or sublessee;
(ii) all leases pursuant to which HYDRA leases any type of personal property;
(iii) all leases pursuant to which HYDRA leases any vehicles or related equipment; and
(iv) all leases pursuant to which HYDRA leases to others any type of property.
(v) Each such lease described on Schedule 3(m) is the legal, valid and binding obligation of HYDRA and, to the knowledge of IVOI, the other parties thereto, enforceable in accordance with their respective terms, and is in full force and effect.  HYDRA is not in default under any such lease, and HYDRA has not received any notice from any person or entity asserting that IVOI is in default under any such lease, and no events or circumstances exist which, with notice or the passage of time or both, would constitute a default under any such lease.

(n) Intellectual Property.  HYDRA owns all right, title and interest in, or has the right to use, sell or license all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology, customer lists, proprietary processes and formulae, all source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of its respective business as presently conducted (collectively, the “HYDRA Intellectual Property”).

(o) Compliance with Laws.  HYDRA has not been charged with, and, to HYDRA’s knowledge, HYDRA is not threatened with or under any investigation with respect to, any charge concerning any violation of any provision of any federal, state, local or foreign law, regulation, ordinance, order or administrative ruling affecting the HYDRA Business or HYDRA, and HYDRA is not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality affecting the HYDRA Business or HYDRA.  To HYDRA’s knowledge, HYDRA is not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any Governmental Body or regulatory body, court or arbitrator applicable to the HYDRA Business or HYDRA which would have a material adverse effect on HYDRA or the HYDRA Business.  Without limiting the generality of the foregoing, HYDRA is in compliance in all material respects with all Occupational Safety and Health Laws, including those rules and regulations promulgated by OSHA, except where such non-compliance would not have a material adverse effect on HYDRA or the HYDRA Business.

(p) Employee Benefit Plans.  Schedule 3(p) contains a true and complete list and description of each pension, retirement, severance, welfare, profit-sharing, stock purchase, stock option, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, retiree medical or life insurance plan or any other employee benefit plans, including, without limitation, any “employee benefit plan” (as defined in Section 3(3) of ERISA), to which HYDRA contributes or is a party or by which it is bound or under which it may have liability and under which employees or former employees of HYDRA (or their beneficiaries) are eligible to participate or derive a benefit.  Each employee benefit plan which is a “group health plan” (as such term is defined in Section 5000(b)(i) of the Code) satisfies the applicable requirements of Section 4980B of the Code.  Except as described on Schedule 3(p), HYDRA has no formal plan or commitment, whether legally binding or not, to create any additional plan, practice or agreement or modify or change any existing plan, practice or agreement that would affect any of its employees or terminated employees.  Benefits under all employee benefit plans are as represented and have not been and will not be increased subsequent to the date copies of such plans have been provided.

HYDRA does not contribute to or have any obligation to contribute to, has not at any time contributed to or had an obligation to contribute to, sponsor or maintain, and has not at any time sponsored or maintained, a “multi-employer plan” (within the meaning of Section 3(37) of ERISA) for the benefit of employees or former employees of HYDRA.

HYDRA has, in all material respects, performed all obligations, whether arising by operation of law, contract, or past custom, required to be performed under or in connection with the employee benefit plans disclosed on Schedule 3(p) (individually, a “HYDRA Employee Benefit Plan” and, collectively, the “HYDRA Employees Benefit Plans”), and HYDRA has no knowledge of any default or violation by any other party with respect thereto.

There are no Actions, suits or claims (other than routine claims for benefits) pending, or, to HYDRA’s knowledge, threatened, against any HYDRA Employee Benefit Plan or against the assets funding any HYDRA Employee Benefit Plan.

HYDRA neither maintains nor contributes to any “employee welfare benefit” (as such term is defined in Section 3(i) of ERISA) plan which provides any benefits to retirees or former employees of HYDRA.

(s) Employment Law Matters.  HYDRA (i) is in material compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours; (ii) is in material compliance with all applicable laws and regulations relating to the employment of aliens or similar immigration matters; and (iii) is not engaged in any unfair labor practice, including, but not limited to, discrimination or wrongful discharge.

HYDRA has not at anytime had, nor to HYDRA’s knowledge, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble, against or directly affecting HYDRA that had or would reasonably be expected to have a material adverse effect on the HYDRA Business or HYDRA.

None of the employees of HYDRA is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative.  HYDRA is not a party to any multi-employer collective bargaining agreement covering any of its employees.

There are no controversies or disputes (including any union grievances or arbitration proceeding) pending, or, to HYDRA’s knowledge, threatened, between HYDRA and any employees of HYDRA (or any union or other representative of such employees).  No unfair labor practice complaints have been filed against HYDRA with the National Labor Relations Board or any other Governmental Body or administrative body, and HYDRA has not received any written notice or communication reflecting an intention or a threat to file any such complaint.

(q) Contracts and Commitments.  Together with the leases set forth on Schedule 3(m), the insurance policies set forth on Schedule 3(u), and the HYDRA Employee Benefit Plans and commitments set forth on Schedule 3(p), Schedule 3(q) contains a true and complete list and description (stated without duplication), of:
(i) all contracts (including, without limitation, letters of credit, and obligations for borrowed money) and commitments of HYDRA which are material to the operations, business, prospects or condition (financial or otherwise) of HYDRA;
(ii) all consulting agreements (whether written or oral), regardless of amounts or duration;
(iii) all material contracts or commitments (whether written or oral) with distributors, brokers, manufacturer’s representatives, sales representatives, service or warranty representatives, customers and other persons, firms, corporations or other entities engaged in the sale, distribution, service or repair of HYDRA’s products;
(iv) all contracts relating to construction-in-progress of capital assets; and
(v) all joint venture, licensing, profit sharing, royalty or similar agreements or arrangements to which HYDRA is a party in any way associated with the manufacture, marketing, sale or distribution of any products or provision of any services of HYDRA.

HYDRA has delivered to IVOI true and complete copies of all of the documents identified on Schedule 3(q) (collectively, the “HYDRA Material Contracts”) and shall deliver true and complete copies of all such other agreements, instruments and documents as IVOI may reasonably request relating to the operation, ownership or conduct of the HYDRA Business.

HYDRA is not a party to any written agreement that would restrict it from carrying on the HYDRA Business anywhere in the world.

HYDRA is not a party to any “take-or-pay” contracts.

Except as identified on Schedule 3(q), HYDRA is not a party to any employment agreements, arrangements and commitments, including severance or termination arrangements and commitments (whether written or oral), between HYDRA and any employees of HYDRA.

HYDRA is not, and to the knowledge of HYDRA, no other party is, in default under or in breach or violation of, nor has HYDRA received notice of any asserted claim of default by HYDRA or by any other party under, or a breach or violation of, any of the HYDRA Material Contracts.

(r) No Brokers.  Except as disclosed on Schedule 3(r), HYDRA is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement in connection with any exchange of stock transaction provided for herein.

(s) Environmental Matters.  HYDRA is in compliance in all material respects with all Environmental Laws.  There is no Action pending before any court, Governmental Body or board or other forum or threatened by any person or entity (i) for noncompliance by HYDRA with any Environmental Law (ii) relating to the release into the environment by HYDRA of any pollutant, toxic or hazardous material or waste generated by HYDRA, whether or not occurring at or on a site owned, leased or operated by HYDRA.  There has not been by HYDRA, nor to the knowledge of HYDRA has there been at all, any past, storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any hazardous materials or substances at, upon or from the facilities occupied or used by HYDRA and any other real property presently or formerly owned by, used by or leased to or by HYDRA, any predecessor of HYDRA (collectively, the “HYDRA Property”).  To the knowledge of HYDRA, neither HYDRA nor any properties owned or operated by HYDRA has been or is in violation or is otherwise liable under, any Environmental Law.  To the knowledge of HYDRA, there are no asbestos-containing materials, underground storage tanks or polychlorinated biphenyls (PCBs) located on the HYDRA Property.  To the knowledge of HYDRA, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above the HYDRA Property or into the environment surrounding such HYDRA Property of any hazardous materials or substances in violation of any Environmental Law or requiring any remedial action.  To the knowledge of HYDRA, HYDRA has all permits, registrations, approvals and licenses required by any Governmental Body under any Environmental Law to be obtained by HYDRA in connection with the conduct of the business of HYDRA as presently conducted.

(t) Bank Accounts.  Schedule 3(t) sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which HYDRA maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

(u) Insurance.  Schedule 3(u) sets forth a true and complete list and description of (i) all of HYDRA’s self-insurance practices and items covered by such self-insurance and (ii) all policies of fire, liability, worker’s compensation and other forms of insurance owned or held by HYDRA.  No installment premiums are due under the policies set forth on Schedule 3(u) or, if installment premiums shall be due and owing under such policies prior to the Closing Date, such premiums shall have been paid up-to-date prior to the Closing Date.  All such policies are in full force and effect, insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by HYDRA in its reasonable business judgment, and HYDRA has not received any notice of cancellation with respect thereto.  To HYDRA’s knowledge, HYDRA is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in a timely fashion.

(v) Suppliers and Customers.  HYDRA does not have any knowledge that any supplier or customer or group of related suppliers or customers of HYDRA has canceled or otherwise terminated or threatened to cancel or otherwise terminate, its relationship with HYDRA, which termination would have a material adverse effect on the HYDRA Business or HYDRA, or that any such supplier or customer or group of related suppliers or customers expects to reduce its business with HYDRA by reason of the transactions contemplated by this Agreement or for any other reason whatsoever.

(w) Licenses, Permits and Authorizations.  HYDRA has all necessary Permits for the use and ownership or leasing of its properties and assets as currently operated, used, owned or leased, except for such Permits as to which the lack thereof does not and would not have a material adverse effect on HYDRA or the HYDRA Business.  All of the Permits are valid, in full force and effect and in good standing.  Schedule 3(w) contains a true and complete list and description of all the Permits.  There is no claim or Action pending, or, to HYDRA’s knowledge, threatened, which disputes the validity of any such Permit or threatens to revoke, cancel, suspend or limit any such Permit.

(x) Accounts Receivable.  All accounts receivable of HYDRA shown on the HYDRA Financial Statements and all accounts receivable created after December 31, 2010, subject to reserves created in the ordinary course of business on a basis consistent with the past practices and policies of HYDRA and otherwise in accordance with generally accepted accounting principles, (a) have been collected or (b) to HYDRA’s knowledge, are valid and enforceable, arose from bona-fide sales to third parties in the ordinary course of business, and are collectible at the aggregate recorded amounts thereof on the books of HYDRA.

(y) Condition of Tangible Assets.  Except as disclosed on Schedule 3(y), HYDRA’s facilities and tangible assets, including, without limitation, machinery, equipment, vehicles, furniture, plants and buildings, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they have been put by HYDRA in the ordinary course of business, except for parts or repairs of an immaterial nature in the aggregate, and HYDRA has not received any notice that any of such facilities or assets is in need of substantial maintenance or repair.

(z) Disclosure.  No representation or warranty of HYDRA in this Agreement (including, without limitation, the Schedules of HYDRA hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

4.             Representations and Warranties of IVOI.  IVOI represents and warrants to HYDRA that the statements contained in this Section 4 and in its SEC filings are correct and complete as of the date of this Agreement and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this Section 4).

(a) Organization. IVOI is a corporation duly organized, validly existing, and in good standing under the laws of the State of New Jersey.

(b) Capitalization. The entire authorized capital stock of IVOI consists of 10,000,000,000 shares of Common Stock, of which 6,265,563,493 shares are issued and outstanding as of the Effective Date, and 1,000,000 shares of Preferred Stock, none of which are issued or outstanding. All the IVOI Preferred Shares to be issued in the Merger have been duly authorized and, upon consummation of the Merger, will be validly issued, fully paid, and non-assessable.

(c) Authorization of Transaction. IVOI has full power and authority (including full corporate power and authority) to execute and deliver this Agreement and to perform its obligations hereunder; provided, however, that IVOI cannot consummate the Merger unless and until it receives the Requisite IVOI Shareholder Approval. This Agreement constitutes the valid and legally binding obligation of IVOI, enforceable in accordance with its terms and conditions.

(d) Noncontravention.  Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will (i) violate any constitution, statute, regulation, rule, injunction, judgment, order, decree, ruling, charge, or other restriction of any government, governmental agency, or court to which IVOI is subject or any provision of the charter or bylaws of IVOI or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice under any agreement, contract, lease, license, instrument or other arrangement to which IVOI is a party or by which it is bound or to which any of its assets is subject. Other than in connection with the New Jersey Code, the Securities Exchange Act, the Securities Act, and state securities laws, IVOI does not need to give any notice to, make any filing with, or obtain any authorization, consent, or approval of any government or governmental agency in order for the parties to consummate the transactions contemplated by this Agreement.

(e) Financial Statements.  Five business days prior to the Closing Date, IVOI will deliver to HYDRA the audited balance sheet of IVOI as of December 31, 2010 and the related statements of income and changes in financial position or cash flows, as appropriate, for the period then ended (the “Audited 2010 IVOI Financial Statements”) (all such financial statements, including the Audited 2010 IVOI Financial Statements, the Unaudited 2010 IVOI Financial Statements, are hereinafter collectively referred to as the “IVOI Financial Statements”).  The IVOI Financial Statements: (i) were compiled from the books and records of IVOI regularly maintained by management and used to prepare the financial statements of IVOI, (ii) were prepared in accordance with GAAP consistently applied throughout the period then ended and all periods prior to that period; and (iii) present fairly and accurately the financial condition of IVOI for the period or as of the dates thereof, subject, where appropriate, to normal year-end audit adjustments, in each case in accordance with GAAP consistently applied during the period covered.

(f) Absence of Certain Changes.  Except as set forth on Schedule 4(f), since December 31, 2010, IVOI has conducted the IVOI Business only in the ordinary course and consistent with prior practices and has not:
(i) suffered any material adverse change in its condition (financial or otherwise), results of operations, assets, liabilities, reserves, the IVOI Business, or operations;
(ii) suffered any damage, destruction or loss, whether covered by insurance or not, materially adversely affecting the IVOI Business, operations, assets, or condition (financial or otherwise);
(iii) paid, discharged or satisfied any Liability or other expenses, other than the payment, discharge or satisfaction of the Liabilities described in Section 4(h) at the time the same were due and payable and in the ordinary course of business;
(iv) paid or otherwise made any contribution to any profit-sharing or pension plan or other Employee Benefit Plan (as defined in Section 4(p) below);
(v) mortgaged or pledged, or permitted the imposition of any Lien upon, any of its properties or assets (real, personal or mixed, tangible or intangible), other than those incurred in the ordinary course of business or otherwise listed on Schedule 4(f) hereto;
(vi) cancelled or compromised any debts, or waived or permitted to lapse any material claims or rights, or sold, assigned, transferred or otherwise disposed of, other than in the ordinary course, any of its properties or assets (real, personal or mixed, tangible or intangible);
(vii) disposed of or permitted to lapse any rights to the use of any patent, registered trademark, service mark, trade name or copyright, or disposed of or disclosed to any person any trade secret, formula, process or know-how material to the IVOI Business not theretofore a matter of public knowledge;
(viii) except as disclosed on Schedule 4(f), granted any increase in the compensation of any officer, employee or consultant of IVOI (including any such increase pursuant to any bonus, pension, profit-sharing or other plan or commitment) or any increase in the compensation payable or to become payable to any officer, employee or consultant;
(ix) made any change in any method of accounting or accounting practice (including, without limitation, any change in depreciation or amortization policies or rates);
(x) paid, loaned or advanced any amount to, or sold, transferred or leased any properties or assets (real, personal or mixed, tangible or intangible) to, or entered into any agreement or arrangement with, any of its officers, directors, employees, shareholders, or any family member or Affiliate of any of its officers, directors, employees or shareholders, or any officer, director, employee or shareholder of any such Affiliate;
(xi) declared, set aside, paid or made any dividend or other distribution or payment in respect of the capital stock of IVOI, or any direct or indirect redemption, purchase or other acquisition of any of its shares of capital stock;
(xii) knowingly waived or released any right or claim of IVOI;
(xiii) received a commencement notice or, to the knowledge of IVOI, received any threat of commencement, of any civil or criminal litigation, investigation or proceeding against IVOI;
(xiv) experienced any labor trouble or, to the knowledge of IVOI, received any claim of wrongful discharge or worker’s compensation claim;
(xv) agreed, whether in writing or otherwise, to take any action referred to in and prohibited by this Section 4(f); or
(xvi) become aware of any other event or condition that has had or would reasonably be expected to have a material adverse effect on the condition (financial or otherwise), results of operations, assets, liabilities, reserves, the IVOI Business, the IVOI Intellectual Property (as defined below) or the operations of IVOI.

(g) Disclosure. This Section 4 and the information contained in IVOI’s SEC filings does not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements made herein, in the light of the circumstances under which are made, not misleading.

(h) Undisclosed Liabilities. IVOI has no liability (whether known or unknown, whether asserted or unasserted, whether absolute or contingent, whether accrued or unaccrued, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes, except for (i) liabilities set forth on the face of the balance sheet dated as of December 31, 2010 and (ii) liabilities which have arisen after December 31, 2010 in the Ordinary Course of Business (none of which results from, arises out of, relates to, is in the nature of, or was caused by any breach of contract, breach of warranty, tort, infringement, or violation of law).

(i) Subsidiaries.  Except as set forth in Schedule 4(i), IVOI does not have any subsidiaries or any equity interest, direct or indirect, in, or loans to, any corporation, partnership, joint venture, limited liability company or other business entity.

(j) Consents and Approvals.  Except as set forth on Schedule 4(j) hereto, no consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other third party is required to be made or obtained by IVOI in connection with the execution, delivery or performance of this Agreement.

(k) Litigation.  There are no Actions to which IVOI is a party, including, without limitation, Actions for personal injury, products liability, wrongful death or other tortious conduct, or breach of warranty arising from or relating to materials, commodities, products or goods used, transferred, processed, manufactured, sold, distributed or shipped by IVOI (a) involving or relating to IVOI or any of its assets, properties or rights, or (b) pending, or, to IVOI’s knowledge, threatened, against IVOI , or any of their respective assets, properties or rights, before any court, arbitrator or administrative or Governmental Body which, if adversely resolved, would have a material adverse effect on the IVOI Business.

(l) Taxes and Tax Returns.  All of the tax returns and reports of IVOI required by applicable law to be filed prior to the date hereof have been duly filed and all taxes shown as due thereon have been paid.  There are in effect no waivers of the applicable statutes of limitations for any federal, state, local or foreign taxes for any period.  No liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes is pending, and there is no proposed liability for any such taxes to be imposed upon the properties or assets of IVOI.  IVOI does not have any liability for any federal, state, local or foreign income, sales, use, withholding, payroll, franchise, real property or personal property taxes, assessments, amounts, interest or penalties of any nature whatsoever other than as shown on the December 31, 2010 IVOI Financial Statements and there is no basis for any additional claim or assessment other than with respect to liabilities for taxes which may have accrued since the date of the December 31, 2010 IVOI Financial Statements in the ordinary course of business and reserved against on the books and records of IVOI compiled in accordance with generally accepted accounting principles which have been consistently applied to the Closing Date.  The provisions for taxes reflected in the December 31, 2010 IVOI Financial Statements are adequate for federal, state, county and local taxes for the period ended on December 31, 2010 and for all prior periods, whether disputed or undisputed.  There are no present disputes about taxes of any nature payable by IVOI.   IVOI has never filed, and will not file on or before the Closing Date, any consent under Section 341(f) of the Code.  IVOI’s tax returns have never been audited by any taxation authority.

(m) Leases.  Schedule 4(m) contains a true and complete list of:
(i) all leases pursuant to which IVOI leases or subleases any real property interests, whether as lessor, lessee, sublessor or sublessee;
(ii) all leases pursuant to which IVOI leases any type of personal property;
(iii) all leases pursuant to which IVOI leases any vehicles or related equipment; and
(iv) all leases pursuant to which IVOI leases to others any type of property.
(v) Each such lease described on Schedule 4(m) is the legal, valid and binding obligation of IVOI and, to the knowledge of IVOI, the other parties thereto, enforceable in accordance with their respective terms, and is in full force and effect.  IVOI is not in default under any such lease, and IVOI has not received any notice from any person or entity asserting that IVOI is in default under any such lease, and no events or circumstances exist which, with notice or the passage of time or both, would constitute a default under any such lease.

(n) Intellectual Property.  IVOI owns all right, title and interest in, or has the right to use, sell or license all patent applications, patents, trademark applications, trademarks, service marks, trade names, copyright applications, copyrights, trade secrets, know-how, technology, customer lists, proprietary processes and formulae, all source and object code, algorithms, inventions, development tools and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records and other intellectual property and proprietary rights used in or reasonably necessary or required for the conduct of its respective business as presently conducted (collectively, the “IVOI Intellectual Property”).

(o) Compliance with Laws.  IVOI has not been charged with, and, to IVOI’s knowledge, IVOI is not threatened with or under any investigation with respect to, any charge concerning any violation of any provision of any federal, state, local or foreign law, regulation, ordinance, order or administrative ruling affecting the IVOI Business or IVOI, and IVOI is not in default with respect to any order, writ, injunction or decree of any court, agency or instrumentality affecting the IVOI Business or IVOI.  To IVOI’s knowledge, IVOI is not in violation of any federal, state, local or foreign law, ordinance or regulation or any other requirement of any Governmental Body or regulatory body, court or arbitrator applicable to the IVOI Business or IVOI which would have a material adverse effect on IVOI or the IVOI Business.  Without limiting the generality of the foregoing, IVOI is in compliance in all material respects with all Occupational Safety and Health Laws, including those rules and regulations promulgated by OSHA, except where such non-compliance would not have a material adverse effect on IVOI or the IVOI Business.

(p) Employee Benefit Plans.  Schedule 4(p) contains a true and complete list and description of each pension, retirement, severance, welfare, profit-sharing, stock purchase, stock option, vacation, deferred compensation, bonus or other incentive plan, or other employee benefit program, arrangement, agreement or understanding, or medical, vision, dental or other health plan, or life insurance or disability plan, retiree medical or life insurance plan or any other employee benefit plans, including, without limitation, any “employee benefit plan” (as defined in Section 3(3) of ERISA), to which IVOI contributes or is a party or by which it is bound or under which it may have liability and under which employees or former employees of IVOI (or their beneficiaries) are eligible to participate or derive a benefit.  Each employee benefit plan which is a “group health plan” (as such term is defined in Section 5000(b)(i) of the Code) satisfies the applicable requirements of Section 4980B of the Code.  Except as described on Schedule 4(p), IVOI has no formal plan or commitment, whether legally binding or not, to create any additional plan, practice or agreement or modify or change any existing plan, practice or agreement that would affect any of its employees or terminated employees.  Benefits under all employee benefit plans are as represented and have not been and will not be increased subsequent to the date copies of such plans have been provided.

IVOI does not contribute to or have any obligation to contribute to, has not at any time contributed to or had an obligation to contribute to, sponsor or maintain, and has not at any time sponsored or maintained, a “multi-employer plan” (within the meaning of Section 3(37) of ERISA) for the benefit of employees or former employees of IVOI.

IVOI  has, in all material respects, performed all obligations, whether arising by operation of law, contract, or past custom, required to be performed under or in connection with the employee benefit plans disclosed on Schedule 4(p) (individually, a “IVOI Employee Benefit Plan” and, collectively, the “IVOI Employees Benefit Plans”), and IVOI has no knowledge of any default or violation by any other party with respect thereto.

There are no Actions, suits or claims (other than routine claims for benefits) pending, or, to IVOI’s knowledge, threatened, against any IVOI Employee Benefit Plan or against the assets funding any IVOI Employee Benefit Plan.

IVOI neither maintains nor contributes to any “employee welfare benefit” (as such term is defined in Section 3(i) of ERISA) plan which provides any benefits to retirees or former employees of IVOI.

(q) Employment Law Matters.  IVOI (i) is in material compliance with all applicable laws respecting employment, employment practices, terms and conditions of employment and wages and hours; (ii) is in material compliance with all applicable laws and regulations relating to the employment of aliens or similar immigration matters; and (iii) is not engaged in any unfair labor practice, including, but not limited to, discrimination or wrongful discharge.

IVOI has not at anytime had, nor to IVOI’s knowledge, is there now threatened, a strike, picket, work stoppage, work slowdown or other labor trouble, against or directly affecting IVOI that had or would reasonably be expected to have a material adverse effect on the IVOI Business or IVOI.

None of the employees of IVOI is represented by a labor union, and no petition has been filed or proceedings instituted by any employee or group of employees with any labor relations board seeking recognition of a bargaining representative.  IVOI is not a party to any multi-employer collective bargaining agreement covering any of its employees.

There are no controversies or disputes (including any union grievances or arbitration proceeding) pending, or, to IVOI’s knowledge, threatened, between IVOI and any employees of IVOI (or any union or other representative of such employees).  No unfair labor practice complaints have been filed against IVOI with the National Labor Relations Board or any other Governmental Body or administrative body, and IVOI has not received any written notice or communication reflecting an intention or a threat to file any such complaint.

(r) Contracts and Commitments.  Together with the leases set forth on Schedule 4(m), the insurance policies set forth on Schedule 4(v), and the IVOI Employee Benefit Plans and commitments set forth on Schedule 4(p), Schedule 4(r) contains a true and complete list and description (stated without duplication), of:
(i) all contracts (including, without limitation, letters of credit, and obligations for borrowed money) and commitments of IVOI which are material to the operations, business, prospects or condition (financial or otherwise) of IVOI;
(ii) all consulting agreements (whether written or oral), regardless of amounts or duration;
(iii) all material contracts or commitments (whether written or oral) with distributors, brokers, manufacturer’s representatives, sales representatives, service or warranty representatives, customers and other persons, firms, corporations or other entities engaged in the sale, distribution, service or repair of IVOI’s products;
(iv) all contracts relating to construction-in-progress of capital assets; and
(v) all joint venture, licensing, profit sharing, royalty or similar agreements or arrangements to which IVOI is a party in any way associated with the manufacture, marketing, sale or distribution of any products or provision of any services of IVOI.

IVOI has delivered to HYDRA true and complete copies of all of the documents identified on Schedule 4(r) (collectively, the “IVOI Material Contracts”) and shall deliver true and complete copies of all such other agreements, instruments and documents as IVOI may reasonably request relating to the operation, ownership or conduct of the IVOI Business.

IVOI is not a party to any written agreement that would restrict it from carrying on the IVOI Business anywhere in the world.

IVOI is not a party to any “take-or-pay” contracts.

Except as identified on Schedule 4(r), IVOI is not a party to any employment agreements, arrangements and commitments, including severance or termination arrangements and commitments (whether written or oral), between IVOI and any employees of IVOI.

IVOI is not, and to the knowledge of IVOI, no other party is, in default under or in breach or violation of, nor has IVOI received notice of any asserted claim of default by IVOI or by any other party under, or a breach or violation of, any of the IVOI Material Contracts.

(s) No Brokers.  Except as disclosed on Schedule 4(s), IVOI is not obligated for the payment of fees or expenses of any investment banker, broker or finder in connection with the origin, negotiation or execution of this Agreement in connection with any exchange of stock transaction provided for herein.

(t) Environmental Matters.  IVOI is in compliance in all material respects with all Environmental Laws.  There is no Action pending before any court, Governmental Body or board or other forum or threatened by any person or entity (i) for noncompliance by IVOI with any Environmental Law (ii) relating to the release into the environment by IVOI of any pollutant, toxic or hazardous material or waste generated by IVOI, whether or not occurring at or on a site owned, leased or operated by IVOI.  There has not been by IVOI, nor to the knowledge of IVOI has there been at all, any past, storage, disposal, generation, manufacture, refinement, transportation, production or treatment of any hazardous materials or substances at, upon or from the facilities occupied or used by IVOI and any other real property presently or formerly owned by, used by or leased to or by IVOI, any predecessor of IVOI (collectively, the “IVOI Property”).  To the knowledge of IVOI, neither IVOI nor any properties owned or operated by IVOI has been or is in violation or is otherwise liable under, any Environmental Law.  To the knowledge of IVOI, there are no asbestos-containing materials, underground storage tanks or polychlorinated biphenyls (PCBs) located on the IVOI Property.  To the knowledge of IVOI, there has been no spill, discharge, leak, emission, injection, disposal, escape, dumping or release of any kind on, beneath or above the IVOI Property or into the environment surrounding such IVOI Property of any hazardous materials or substances in violation of any Environmental Law or requiring any remedial action.  To the knowledge of IVOI, IVOI has all permits, registrations, approvals and licenses required by any Governmental Body under any Environmental Law to be obtained by IVOI in connection with the conduct of the business of IVOI as presently conducted.

(u) Bank Accounts.  Schedule 4(u) sets forth the names and locations of all banks, trust companies, savings and loan associations, and other financial institutions at which IVOI maintains accounts of any nature and the names of all persons authorized to draw thereon or make withdrawals therefrom.

(v) Insurance.  Schedule 4(v) sets forth a true and complete list and description of (i) all of IVOI’s self-insurance practices and items covered by such self-insurance and (ii) all policies of fire, liability, worker’s compensation and other forms of insurance owned or held by IVOI.  No installment premiums are due under the policies set forth on Schedule 4(v) or, if installment premiums shall be due and owing under such policies prior to the Closing Date, such premiums shall have been paid up-to-date prior to the Closing Date.  All such policies are in full force and effect, insure against risks and liabilities to the extent and in the manner deemed appropriate and sufficient by IVOI in its reasonable business judgment, and IVOI has not received any notice of cancellation with respect thereto.  To IVOI’s knowledge, IVOI is not in default with respect to any provision contained in any such policy and has not failed to give any notice or present any claim under any such policy in a timely fashion.

(w) Suppliers and Customers.  IVOI does not have any knowledge that any supplier or customer or group of related suppliers or customers of IVOI has canceled or otherwise terminated or threatened to cancel or otherwise terminate, its relationship with IVOI, which termination would have a material adverse effect on the IVOI Business or IVOI, or that any such supplier or customer or group of related suppliers or customers expects to reduce its business with IVOI by reason of the transactions contemplated by this Agreement or for any other reason whatsoever.

(x) Licenses, Permits and Authorizations.  IVOI has all necessary Permits for the use and ownership or leasing of its properties and assets as currently operated, used, owned or leased, except for such Permits as to which the lack thereof does not and would not have a material adverse effect on IVOI or the IVOI Business.  All of the Permits are valid, in full force and effect and in good standing.  Schedule 4(x) contains a true and complete list and description of all the Permits.  There is no claim or Action pending, or, to IVOI’s knowledge, threatened, which disputes the validity of any such Permit or threatens to revoke, cancel, suspend or limit any such Permit.

(y) Accounts Receivable.  All accounts receivable of IVOI shown on the IVOI Financial Statements and all accounts receivable created after December 31, 2010, subject to reserves created in the ordinary course of business on a basis consistent with the past practices and policies of IVOI and otherwise in accordance with generally accepted accounting principles, (a) have been collected or (b) to IVOI’s knowledge, are valid and enforceable, arose from bona-fide sales to third parties in the ordinary course of business, and are collectible at the aggregate recorded amounts thereof on the books of IVOI.

(z) Condition of Tangible Assets.  Except as disclosed on Schedule 4(z), IVOI’s facilities and tangible assets, including, without limitation, machinery, equipment, vehicles, furniture, plants and buildings, are in good operating condition and repair (ordinary wear and tear excepted) and are adequate for the uses to which they have been put by IVOI in the ordinary course of business, except for parts or repairs of an immaterial nature in the aggregate, and IVOI has not received any notice that any of such facilities or assets is in need of substantial maintenance or repair.

(aa) Disclosure.  No representation or warranty of IVOI in this Agreement (including, without limitation, the Schedules of IVOI hereto) contains or will contain any untrue statement of a material fact or omits or will omit to state any material fact necessary to make the statements herein or therein not misleading.

5.             Covenants. The parties agree as follows with respect to the period from and after the execution of this Agreement.

(a) General. Each of the parties will use its best efforts to take all action and to do all things necessary in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth in Section 6 below).

(b) Notices and Consents. HYDRA will give any notices to third parties, and will use its best efforts to obtain, any third party consents, that IVOI reasonably may request in connection with the matters referred to in Section 3(j) above.

(c) Regulatory Matters and Approvals. Each of the parties will give any notices to, make any filings with, and use its best efforts to obtain any authorizations, consents, and approvals of governments and governmental agencies in connection with the matters referred to in Section 3(j) and Section 4(j) above. Without limiting the generality of the foregoing:

(i) Securities Act, Securities Exchange Act, and State Securities Laws. IVOI will take all actions that may be necessary under state and federal securities laws in connection with the offering and issuance of IVOI Shares and provide all notices to and/or requests for consent from its shareholders as required pursuant to the Securities Exchange Act.

(ii) State Corporation Laws. Both parties will solicit their shareholders to approve the Merger, in the manner required by applicable law.

(d) Operation of Business. HYDRA and IVOI will continue to operate and conduct their respective businesses in a commercially reasonable manner, and will not engage in any practice, take any action, or enter into any transaction outside the Ordinary Course of Business. Without limiting the generality of the foregoing:

(i) HYDRA and IVOI will not authorize or effect any change in their respective charter or bylaws;

(ii) HYDRA and IVOI will not grant any options, warrants, or other rights to purchase or obtain any of their respective securities or issue, sell, or otherwise dispose of any of their respective securities (except upon the conversion or exercise of options, warrants, and other rights currently outstanding);

(iii) HYDRA and IVOI will not declare, set aside, or pay any dividend or distribution with respect to their respective securities (whether in cash or in kind), or redeem, repurchase, or otherwise acquire any of their respective securities;

(iv) HYDRA and IVOI will not issue any note, bond, or other debt security or create, incur, assume, or guarantee any indebtedness for borrowed money or capitalized lease obligation outside the Ordinary Course of Business of the respective companies;

(v) HYDRA and IVOI will not impose any Security Interest upon any of their respective assets outside the Ordinary Course of Business of each company;

(vi) HYDRA and IVOI will not make any capital investment in, make any loan to, or acquire the securities or assets of any other Person outside the Ordinary Course of Business of each company;

(vii) HYDRA and IVOI will not make any change in employment terms for any of their respective directors, officers, and employees outside the Ordinary Course of Business of each company;

 (viii)  IVOI shall maintain filing all required SEC filings in a current and timely manner.

(e) Full Access. HYDRA will permit representatives of IVOI to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of HYDRA. IVOI will treat and hold as such any Confidential Information it receives from HYDRA in the course of the reviews contemplated by this Section 5(e), will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to HYDRA all tangible embodiments (and all copies) thereof which are in its possession.

(f) Notice of Developments. Each party will give prompt written notice to the other of any material adverse development causing a breach of any of its own representations and warranties in Section 3 and Section 4 above. No disclosure by any party pursuant to this Agreement, however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

(g) Full Access. IVOI will permit representatives of HYDRA to have full access to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to each of IVOI. HYDRA will treat and hold as such any Confidential Information it receives from IVOI in the course of the reviews contemplated hereby, will not use any of the Confidential Information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, agrees to return to IVOI all tangible embodiments (and all copies) thereof which are in its possession.

6.             Conditions to Obligation to Close.

(a) Conditions to Obligation of IVOI. The obligation of IVOI to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have received the Requisite HYDRA Shareholder Approval and the Requisite IVOI Shareholder Approval;

(ii) HYDRA shall have procured all of the third party consents specified in Section 5 above;

(iii) the representations and warranties set forth in Section 3 above shall be true and correct in all material respects at and as of the Closing Date;

(iv) HYDRA shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(v) no action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets, and to operate the former businesses of HYDRA (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(vi) immediately prior to the Effective Time there shall be 100,000,000 shares of HYDRA Common Stock authorized, no shares of HYDRA Common Stock held or owned by anyone other than ASRC,  no shares of HYDRA Preferred Stock outstanding, and no options outstanding;

(vii) the parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(d) and Section 4(d) above; and

(viii) all actions to be taken by HYDRA in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to IVOI.

(ix) IVOI shall have entered into an Administrative Services Agreement by and between IVOI and B Green Innovations, Inc. in substantially the form as set forth in Exhibit C and attached herein.  The parties hereby acknowledge that the B Green Innovations, Inc. Series A 3% Preferred Stock may not be converted or redeemed except pursuant to the terms as set forth in the Administration Services Agreement and the B Green Innovations, Inc. Certificate of Incorporation.

(x) IVOI shall have issued IVOI Class A Common Stock to pay various outstanding obligations as listed on Schedule 6(a)(x).

(xi) IVOI shall have paid its obligations related to consummating the contemplated transaction herein for any legal bills and/or other expenses.

(xii) IVOI shall invest any remaining cash reserves at the time of the Closing in B Green Innovation, Inc. Series A 3% Preferred Stock.

(xiii) IVOI shall have applied for and HYDRA shall have paid for a  directors' and officers' liability insurance policy ("D&O Insurance Tail") by an insurer, with policy limits of $1 million covering the period during which the directors and officers of IVOI were serving in any one or more of the capacities covered by this Agreement and for a term of two (2) years (the “Term”) by reason of the fact that the director and officer is serving in any of the capacities covered by this Agreement.  In all policies of D&O Insurance Tail to be maintained pursuant to this subparagraph, the directors and officers shall be named as an insured in such a manner as to provide them with the greatest rights and benefits available under such policy.  The premium for the  D&O Insurance Tail has been quoted at $24,732 for the Term.

IVOI may waive any condition specified in this Section 6(a) if it executes a writing so stating at or prior to the Closing.

(xiv) HYDRA.  At the Closing, HYDRA shall deliver to IVOI:

(A) the original stock certificates representing the HYDRA Shares, accompanied by stock powers separate from such stock certificates duly executed in blank by the HYDRA Shareholder evidencing the transfer of HYDRA Shares to IVOI

(B) any and all consents, approvals, notices, filings or recordations of third parties required with respect to the execution and delivery of this Agreement or the transactions contemplated hereby or by any of the agreements, documents or instruments referred to herein;

(C) evidence, in form and substance reasonably satisfactory to IVOI, that any and all shareholder agreements or similar agreements to which HYDRA and the HYDRA Shareholders, or any of them, are a party or to which they or any of them may be subject have been duly terminated;

(D) a certificate of the president or chief executive officer of HYDRA certifying that the representations and warranties by HYDRA set forth in this Agreement and in any certificate or document delivered pursuant to the provisions of this Agreement are true and accurate, on and as of the Closing Date, and that HYDRA has performed and complied in all material respects with all agreements, obligations and conditions required by this Agreement to be performed or complied with by it on or prior to the Closing Date;

(E) a copy of the Articles of Incorporation and Bylaws of HYDRA, each as amended to date, and the resolutions adopted by the Board of Directors of HYDRA approving, authorizing and directing the execution of this Agreement and the transactions contemplated thereby, each certified by the Secretary of HYDRA as being in full force and effect on and as of the Closing Date;

(F) a certificate of the Secretary of State of Nevada to the effect that HYDRA is a validly existing corporation in good standing under the laws of the State of Nevada and a certificate from the Secretary of State of each other state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state to the effect that HYDRA is a foreign corporation in good standing under the laws of such state; and

(G) an opinion of legal counsel to HYDRA to the effect that: (i) HYDRA is a corporation duly incorporated, validly existing and in good standing under the laws of Nevada and is duly qualified as a foreign corporation in each state in which the character of its properties owned or leased or the nature of its activities requires qualification as a foreign corporation doing business in such state, except where the failure to be so qualified would not have a material adverse effect on HYDRA; (ii) this Agreement and each related agreement to which HYDRA is a party has been duly authorized, executed and delivered by HYDRA and each of this Agreement and each such related agreement constitutes the valid and binding obligation of HYDRA enforceable against HYDRA in accordance with its terms, except (x) as the same may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors’ rights generally and (y) that the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought; and (iii) HYDRA, through its Board of Directors and shareholders, has taken all corporate action necessary for the approval of the execution, delivery and performance of this Agreement by HYDRA.

(H) the Audited 2010 HYDRA Financial Statements.

(b) Conditions to Obligation of HYDRA. The obligation of HYDRA to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

(i) this Agreement and the Merger shall have received the Requisite IVOI Shareholder Approval and the Requisite HYDRA Shareholder Approval;

(ii) the representations and warranties set forth in Section 4 above shall be true and correct in all material respects at and as of the Closing Date;

(iii) IVOI shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

(iv) No action, suit, or proceeding shall be pending or threatened before any court or quasi-judicial or administrative agency of any federal, state, local, or foreign jurisdiction or before any arbitrator wherein an unfavorable injunction, judgment, order, decree, ruling, or charge would (A) prevent consummation of any of the transactions contemplated by this Agreement, (B) cause any of the transactions contemplated by this Agreement to be rescinded following consummation, or (C) affect adversely the right of the Surviving Corporation to own the former assets, and to operate the former businesses of HYDRA (and no such injunction, judgment, order, decree, ruling, or charge shall be in effect);

(v) IVOI shall have outstanding no more than 6,265,563,493 shares of its Common Stock, except for the additional shares issued pursuant to Schedule 6(a)(x);

(vi) IVOI shall have authorized 1,000,000 shares of blank check preferred stock to be issued to ASRC and/or its nominees and designees in connection with the Merger, and shall have filed a valid certificate of designation relating to said preferred stock, providing the following rights to the preferred stock:

•	Each Preferred Share shall have super-voting rights equal to 10,000 votes for every one vote granted to IVOI Class A Common Stock; and

•	Each Preferred Share shall convert, at the holder's option, into 153.5 shares of Class A Common Stock, at any time desired by the holder.

(vii) The parties shall have received all other authorizations, consents, and approvals of governments and governmental agencies referred to in Section 3(d) and Section 4(d) above; and

(viii) all actions to be taken by IVOI in connection with consummation of the transactions contemplated hereby and all certificates, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to HYDRA.

(ix) the Audited 2010 IVOI Financial Statements.

HYDRA may waive any condition specified in this Section 6(b) if it executes a writing so stating at or prior to the Closing.

7.             Termination.

(a) Termination of Agreement. Either of the parties may terminate this Agreement with the prior authorization of its board of directors (whether before or after shareholder approval) as provided below:

(i) the parties may terminate this Agreement by mutual written consent at any time prior to the Effective Time;

(ii) IVOI may terminate this Agreement by giving written notice to HYDRA at any time prior to the Effective Time (A) in the event HYDRA has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, IVOI has notified HYDRA of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31,, 2011, by reason of the failure of any condition precedent under Section 6(a) hereof (unless the failure results primarily from IVOI breaching any representation, warranty, or covenant contained in this Agreement);

(iii) HYDRA may terminate this Agreement by giving written notice to IVOI at any time prior to the Effective Time (A) in the event IVOI has breached any material representation, warranty, or covenant contained in this Agreement in any material respect, HYDRA has notified IVOI of the breach, and the breach has continued without cure for a period of 30 days after the notice of breach or (B) if the Closing shall not have occurred on or before March 31, 2011, by reason of the failure of any condition precedent under Section 6(b) hereof (unless the failure results primarily from HYDRA breaching any representation, warranty, or covenant contained in this Agreement);

(b) Effect of Termination. If any party terminates this Agreement pursuant to Section7(a) above, all rights and obligations of the parties hereunder shall terminate without any liability of any party to any other party (except for any liability of any party then in breach); provided, however, that all confidentiality provisions contained herein shall survive any such termination.

8.             Miscellaneous.

            (a) Confidentiality. Each IVOI and HYDRA will use any information received from each other solely for purposes of their respective due diligence investigation of the other, and unless and until the parties consummate the Merger, the parties, their affiliates, directors, officers, employees, advisors, and agents will keep all such information strictly confidential.

(a) Press Releases and Public Announcements. Except for the press release issued by IVOI relating to the previous Letter of Intent entered into by the parties in connection with the Merger, no party shall issue any other press release or make any public announcement relating to the subject matter of this Agreement without the prior written approval of the other party; provided, however, that any party may make any public disclosure it believes in good faith is required by applicable law or any listing or trading agreement concerning its publicly traded securities (in which case the disclosing party will use its best efforts to advise the other party prior to making the disclosure).

(b) No Third Party Beneficiaries. This Agreement shall not confer any rights or remedies upon any Person other than the parties and their respective successors and permitted assigns.

(c) Entire Agreement. This Agreement (including the documents referred to herein) constitutes the entire agreement between the parties and supersedes any prior understandings, agreements, or representations by or between the parties, written or oral, to the extent they related in any way to the subject matter hereof.

(d) Succession and Assignment. This Agreement shall be binding upon and inure to the benefit of the parties named herein and their respective successors and permitted assigns. No party may assign either this Agreement or any of its rights, interests, or obligations hereunder without the prior written approval of the other party.

(e) Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together will constitute one and the same instrument.

(f) Headings. The section headings contained in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

(g) Notices. All notices, requests, demands, claims, and other communications hereunder will be in writing. Any notice, request, demand, claim, or other communication hereunder shall be deemed duly given if (and then two business days after) it is sent by registered or certified mail, return receipt requested, postage prepaid, and addressed to the intended recipient as set forth below:

If to HYDRA:                       Peter A. Lagorio, Esq.
Law Office of Peter A. Lagorio
63 Atlantic Ave.
Boston, MA 02110

If to IVOI:                              Lawrence A Muenz, Esq.
Meritz & Muenz, LLP
2021 O Street NW
Washington, DC 20036

Any party may send any notice, request, demand, claim, or other communication hereunder to the intended recipient at the address set forth above using any other means (including personal delivery, expedited courier, messenger service, telecopy, telex, ordinary mail, or electronic mail), but no such notice, request, demand, claim, or other communication shall be deemed to have been duly given unless and until it actually is received by the intended recipient. Any party may change the address to which notices, requests, demands, claims, and other communications hereunder are to be delivered by giving the other party notice in the manner herein set forth.

(h) Amendments and Waivers. The parties may mutually amend any provision of this Agreement at any time prior to the Effective Time with the prior authorization of their respective boards of directors; provided, however, that any amendment effected subsequent to shareholder approval will be subject to the restrictions contained in the New Jersey General Corporation Law. No amendment of any provision of this Agreement shall be valid unless the same shall be in writing and signed by both of the parties. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of warranty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

(i) Severability. Any term or provision of this Agreement that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction.

(j) Expenses. The combined entity will bear all costs and expenses (including legal fees and expenses) incurred in connection with this Agreement and the transactions contemplated hereby.

(k) Construction. The parties have participated jointly in the negotiation and drafting of this Agreement. In the event an ambiguity or question of intent or interpretation arises, this Agreement shall be construed as if drafted jointly by the parties and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any of the provisions of this Agreement. Any reference to any federal, state, local, or foreign statute or law shall be deemed also to refer to all rules and regulations promulgated thereunder, unless the context otherwise requires. The word "including" shall mean including without limitation.

(l) Schedules and Exhibits.  The parties mutually agree that the various schedules and exhibits referenced herein and to be attached to this Agreement may be not be available at the time of the execution of this Agreement and may be supplied and attached to the Agreement between the date hereof and the Closing Date.

9.             Information Statement.

Following delivery to IVOI of the unaudited September 2010 HYDRA Financial Statements and subject to the reasonable satisfaction of IVOI with same and with the results of its due diligence investigation of HYDRA as of such time, promptly thereafter, IVOI shall prepare and cause to be filed with the SEC an Information Statement on Schedule 14C pursuant to the regulations promulgated by the SEC under the Securities Exchange Act (the “Information Statement”) with respect to the IVOI written shareholder consent in lieu of a shareholders meeting approving the transaction contemplated by this Agreement and any other documents required by the Securities Act, the Exchange Act or any other federal, foreign or state Blue Sky or related laws in connection with the transactions contemplated by this Agreement (collectively, “Other Filings”). IVOI will notify HYDRA of any comments from the SEC or its staff or any other Governmental Body and of any request by the SEC or its staff or any other Governmental Body for amendments to the Information Statement or any Other Filings or for additional information and will supply HYDRA with copies of all correspondence between IVOI and the SEC or its staff or any other Governmental Body, with respect to the Information Statement, any Other Filings. IVOI shall use all commercially reasonable efforts to cause the Information Statement and any Other Filings to comply with the rules and regulations promulgated by the SEC and to respond promptly to any comments of the SEC or its staff or any other Governmental Body. IVOI will use all reasonable efforts to cause the Notice of Internet Availability of the Information Statement (the “Notice”) to be mailed to IVOI’s shareholders, as promptly as practicable after the Notice is permitted to be mailed under the rules and regulations promulgated by the SEC.

10.   No Negotiations, etc.

Prior to the Closing Date, neither IVOI nor HYDRA shall, directly or indirectly, in any way contact, initiate, enter into or conduct any discussions or negotiations, or enter into any agreements, whether written or oral, with any Person with respect to the sale of all or any part of their respective assets except, by the Board of Directors of IVOI or ASRC to the extent otherwise required in the exercise of its fiduciary duties to its shareholders, as the case may be, if it shall have received a Superior Proposal after the date hereof from a third party or parties. As used in this Agreement, the defined term “Superior Proposal” shall mean a bona fide unsolicited written proposal made by a third party which is (a)(i) for a sale, exchange, transfer or other disposition of more than 50% of the assets of the company, taken as a whole, in a single transaction or a series of related transactions, or (ii) for the acquisition, directly or indirectly, by such third party of beneficial ownership of more than 50% of the stock whether by merger, reorganization, consolidation, share exchange or purchase, business combination, recapitalization, liquidation, dissolution or similar transaction, and which and is (b) otherwise on terms which the Board of Directors in good faith has concluded (after consultation with its financial advisors and legal counsel), taking into account, among other things, all legal, financial, regulatory and other aspects of the proposal and the third party making the proposal (x) that the proposal would, if consummated, result in a transaction that is more favorable to its shareholders (in their capacity as shareholders) or members (in their capacity as members), as the case may be, from a financial point of view, than the transactions contemplated by this Agreement and (y) that the proposal is reasonably capable of being consummated.

11.   Delivery of Disclosure Schedules

The respective disclosure schedules relating to the representations and warranties of IVOI and HYDRA in this Agreement shall be delivered as soon as practicable after such execution and, in any event, a reasonable time prior to the Closing.

12.           Post Closing Covenants

(a) Upon consummation of the Closing, IVOI shall timely file with the SEC a Current Report on Form 8-K with respect to the Agreement and Plan of Merger and the consummation of the transactions contemplated hereby.  Additionally, IVOI shall continue to timely file all reports with the SEC pursuant to the Securities Exchange Act and continue to maintain the effectiveness of all registrations statements under Form S-8.

(b) IVOI shall use all commercially reasonable efforts to have the IVOI Class A Common Stock continue trading on the OTC Bulletin Board or the Nasdaq Stock Market.

(c) IVOI shall keep in force the D&O Insurance Tail as set forth in Section 6(a)(xiii).

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date affixed below.

____________________________                                                                                    ________________________________
iVoice, Inc.                                                                                                                                  Hydra Fuel Cell Corporation

By: ________________________                                                                                     By: _____________________________

Title: _______________________                                                                                     Title: ____________________________

Date: _______________________                                                                                     Date: ____________________________